EXHIBIT 10.4

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT, ("Agreement"), is made by and between Management Solutions International, Inc., with offices at 280 Wekiva Springs Road, Suite 201, Longwood, FL 32779 and JB Toys, LLC and Raven Animation, Inc. two wholly owned subsidiaries of Raven Moon Entertainment, Inc., (the "Company"), (collectively the "Parties").

WHEREAS, the Company desires to develop and market products and services offered from time to time by the Company, ("Products and Services"), to potential customers of the Products and Services; and WHEREAS, the Consultant is knowledgeable in the areas of business administration, television & radio syndication, advertising, sales, travel, website design and marketing; and WHEREAS, the Company desires to utilize the services of the Consultant to promote its Products and Services and to develop contacts and markets for the Company's Products and Services.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

     1. Scope of Services. The Company hereby retains the Consultant to assist the Company as an executive business advisor to the CEO of the company on an as needed basis for general business consulting, administrative services, syndication services, corporate website development, meetings, conventions, and travel, and to initiate new contacts and increase sales of the Company's Products and Services. In addition, the Company hereby retains the Consultant to assist the Company with its publicity matters, business travel arrangements, trade conventions, advertising of the Company's Products and Services through placement of print ads, television and radio commercials, billboards, and public service announcements for broadcast on television and radio at no cost to the Company, television and radio syndication, duplication and the delivery of promos and programs to television and radio stations, the implementation and creation of business plans, sales of the Company's Products and Services, and the distribution of such Products and Services, licensing and merchandising, designs, concerts and all other company objectives on a "Non-Cost" basis and on a "Non-Compete" basis as those terms are described herein in Paragraphs 5 and 6 of this Agreement. Consultant's expenses for advertising, travel and conventions shall not exceed Ten Thousand Dollars ($10,000) per month or an aggregate of One Hundred and Twenty Thousand Dollars ($120,000) for the Term of this Agreement.

     2.   Term, Contingency and Effective Date.

     E. The Term of this Agreement is One (1) year and is subject to the termination provisions of this Agreement.

     F. This entire Agreement and the effective date of this Agreement are contingent upon SEC approval of the Company's S3 plan and the mutual termination of any other Consulting Agreements between the Parties.

     G. The Effective Date of this Agreement shall be the 1st day of the first full month following SEC approval of the Company's S3 plan and the mutual termination of any other Consulting Agreements between the Parties.

     H. Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement for any reason at its sole discretion upon Five (5) business days written notice, which written notice shall be effective upon mailing by first class mail or hand delivery

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          accompanied by facsimile transmission or email to the Consultant at the address and telecopier number last provided by the Consultant to the Company. Termination, with or without cause shall be determined solely and exclusively by the Company for non-performance, conflicts of interest, a violation of any rule or regulation of any regulatory agency, the unlicensed practice of law or any other licensed professional service, and other neglect, act or omission detrimental to the Company or the Company's business, material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of the Company, dishonesty, morals or any other reason including non-cause as determined exclusively by the CEO of the Company.


     3. Compensation.

          3.1 The Company agrees to register Eight Hundred and Forty Million (840,000,000) shares of restricted stock of Raven Moon Entertainment, Inc., ("RVNM"), in the name of Management Solutions International, Inc. in an S3 Registration within Thirty (30) days of the acceptance of the S3 by the SEC. The Company shall hold the restricted shares in an escrow account until such time as they are due the Consultant under the terms of this Agreement.

          3.2 As compensation for the Consultant's services enumerated herein, Consultant shall be entitled to receive Thirty-Five Thousand Dollars ($35,000) per month worth of free trading shares of RVNM delivered from the escrow account. Monthly payments are due on or before the first business day of each month. If payment is made in RVNM stock, the Consultant shall be entitled to receive the RVNM stock based on a Twenty-Five Percent (25%) discount from the closing per share "bid" price on the last trading day prior to the day the Company issues the shares.

          3.3 Options. The Consultant shall have the right to purchase Thirty-Five Thousand Dollars ($35,000) per month worth of RVNM restricted stock at a Fifty Percent (50%) discount from the closing per share "bid" price on the last trading day prior to the day the Consultant exercises its Option. Should the Consultant exercise the Option described herein, the Company shall deliver the shares to the Consultant from the escrow account upon receipt of a check from the Consultant. The Option shall expire after twelve (12) months. All options will be registered in the S3 registration.

     4. Confidentiality. The Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

     5. Non-Cost. The Consultant acknowledges that payments to the Consultant as described in Paragraph 3 of this Agreement include all costs, fees and payments due Consultant which are associated with the Services enumerated in Paragraph 1 of this Agreement. The Consultant agrees that the Company will not be responsible for payment to the Consultant of any costs, fees or any other

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additional payments associated with the Consultant's services under this
Agreement. The non-cost to the Company is subject to a limitation of Thirty Thousand Dollars ($30,000) per month.

     6. Non-Compete. The Consultant agrees that neither he nor his partners, employees or assigns, will form a company or other entity providing similar or the same Products and Services as the Company or enter into any other Agreements with other entities or persons which provide the same Products and Services as the Company for a period of two (2) calendar years following the termination of this Agreement or any extensions thereof.

     7. Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action, which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

     8. Miscellaneous.

          (a) Entire Agreement. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

          (b) Governing Law. This Agreement shall be construed under the laws of the State of Florida, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Orlando, FL.

          (c) Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company.

          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

          (e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below. Furthermore, Raven Moon Entertainment, Inc. acknowledges the terms of this Agreement.

                           (Signature Page to follow)

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Date:  February 16, 2005                    CONSULTANT: Management Solutions,
     ------------------------               International, Inc.




                                            /s/  John Neff
                                            -----------------------------------
                                                 John Neff, President

                                            Address for Notices:

                                            280 Wekiva Springs Rd.
                                            Suite 201
                                            Longwood, FL 32779



                                            COMPANY:
                                            JB Toys, LLC & Raven Animation, Inc.
                                            two wholly owned subsidiaries of
                                            Raven Moon Entertainment, Inc.




                                            By:  /s/  Joey DiFrancesco
                                               --------------------------------
                                                      Joey DiFrancesco, CEO

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